EXHIBIT 99.1

j2 Global Communications, Inc. Becomes j2 Global, Inc.

Change reflects vision and broadened array of cloud-based business solutions from the pioneering provider of eFax®, eVoice® and Onebox®

LOS ANGELES, December 7, 2011 – j2 Global Communications, Inc. (NASDAQGS:JCOM), the provider of cloud-based services for businesses, today announced that the company has shortened its registered name to j2 Global, Inc.  The driver of the name change is the company’s continued expansion from phone number-centric services – where the company recently announced growth to 2 million subscribers – into complementary lines of non-phone number-centric services.

Founded in 1995 and launching its groundbreaking internet fax service in 1996, j2 Global has evolved into a global provider of a range of cloud services for business.  Today, the company’s core services include online fax (eFax®), virtual phone (eVoice®), unified communications (Onebox®), hosted email (FuseMail®), online backup (KeepItSafe®) and email marketing (Campaigner®).

Adding new services like online backup, email marketing and hosted email represents a key facet of the company’s strategy to diversify its business, expand cross selling opportunities and provide additional software platforms as a basis for acquisitions.  A recently launched portal, www.j2.com, offers a “one stop shop” for the company’s brands and further supports j2 Global’s initiative to provide businesses with cloud services that help them reduce costs and increase efficiencies.

“The name change to j2 Global reflects the successful execution of our strategy to apply our proven operational know-how with outsourced value-added communications services to a wider array of cloud-based services,” said Hemi Zucker, CEO of j2 Global.  “Our online backup and email services revenue for 2011 is expected to reach $20-million, up from only $8-million in 2010, an increase of over 130%.  We will seek to further expand our cloud service offerings while continuing to increase revenues from our existing services.”

j2 Global is online at www.j2.com and www.j2global.com.

About j2 Global, Inc.

Founded in 1995, j2 Global, Inc. provides outsourced, value-added messaging and communications services to individuals and businesses around the world. With offices in eight cities worldwide, j2 Global's network spans more than 4,600 cities in 49 countries on six continents. The Company's websites appear in numerous languages, including Dutch, French, German, Spanish, English and more. Payments are accepted in currencies that include the U.S. Dollar, British Pound, Canadian Dollar, Japanese Yen, Euro, Hong Kong Dollar and more. j2 Global provides live sales and customer service support in multiple languages, including English, Spanish, Dutch, German, French, Cantonese and more. j2 Global markets its services principally under the brands eFax®, Onebox®, eVoice®, FuseMail®, Campaigner® and KeepItSafe®.  As of December 31, 2010, j2 Global had achieved 15 consecutive fiscal years of revenue growth. For more information about j2 Global, please visit www.j2global.com.

"Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995: Certain statements in this Press Release are "forward-looking statements" within the meaning of The Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management's current expectations or beliefs and are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These factors and uncertainties include, among other items: Our ability to successfully close acquisitions and integrate acquired businesses and customers into our business and operations, the success of our cross-selling efforts, our ability to offer additional cloud-based services for business or continue to grow those we currently offer or offer in the future, and the numerous other factors set forth in j2 Global's filings with the Securities and Exchange Commission ("SEC"). For a more detailed description of the risk factors and uncertainties affecting j2 Global, refer to the 2010 Annual Report on Form 10-K filed by j2 Global on February 28, 2011, and the other reports filed by j2 Global from time-to-time with the SEC, each of which is available at www.sec.gov. The forward-looking statements provided in this press release are based on limited information available to the Company at this time, which is subject to change. Although management's expectations may change after the date of this press release, the Company undertakes no obligation to revise or update these statements.

j2 Global press contact:

Bill Threlkeld
pr@j2global.com
Senior Manager, Public Relations
323.386.2382